                                                                  EXHIBIT 10.31


                        AMERIVISION COMMUNICATIONS, INC.
                        5900 Mosteller Drive, Suite 1800
                         Oklahoma City, Oklahoma 73102
                                August 31, 2001

Mr. Tracy C. Freeny
6220 N.E. 113th
Edmond, OK 73013

         Re: Confidentiality Agreement

Dear Mr. Freeny:

         In connection with your appointment, under the terms of that certain Settlement Agreement, dated August 31, 2001, by and between yourself and AmeriVision Communications, Inc. (the "COMPANY"), to the position of advisor to the Company's board of directors, it is expected that you will have access to information concerning the Company and its affairs which will not have been made available to the public at the time of its dissemination to board members. Accordingly, as a condition precedent to: (a) your engagement as such an advisor, (b) your permitted attendance at meetings of the Company's board of directors or of any board committee, and (c) your receipt of information, whether in oral or written form, at any such meeting or in another form of dissemination by or on behalf of the Company to or among board members (all such information being hereinafter collectively referred to as the "Confidential INFORMATION"), the Company has indicated that it must be in receipt of your assurance that you are willing to treat all such Confidential Information, whether prepared by or on behalf of the Company and irrespective of the form of communication by which it is delivered, confidentially and to refrain from discussing or otherwise releasing the same to anyone other than a member of the Company's board of directors until such time as it shall have been released to the public in the form of a press announcement or by way of a filing made with the United States Securities and Exchange Commission (the "COMMISSION") or you shall have received permission to do so in written form from the Chairman of the Company's board of directors. Your execution and delivery of a counterpart copy of this letter agreement evidences the Company's receipt of such assurance.

         For purposes of this letter agreement, Confidential Information shall not be deemed to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you; (ii) was within your possession prior to its being furnished to you by or on behalf of the Company pursuant hereto, provided that the source of such information was not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, and provided further that within one business day following your receipt of such information, you furnish to the Company a written statement identifying the source of such previously received information and the circumstances surrounding your receipt thereof; or
(iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

Mr. Tracy C. Freeny
August 31, 2001
Page 2


         Notwithstanding the foregoing, you may make disclosure of Confidential Information if you have received the written opinion of your outside counsel that such disclosure must be made by you in order that you not commit a violation of law. In the event that you are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or other similar process) to disclose any of the Confidential Information, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you are nonetheless, in the written opinion of your counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, you may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises you is legally required to be disclosed, provided that you exercise your best efforts to preserve the confidentiality of the Confidential Information, including, without limitations, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

         You agree that, in exchange for the Company's willingness to furnish you with the Confidential Information, you shall not, during the pendency of your engagement as an advisor to the Company's board of directors, or within the six month period following its termination, either directly or indirectly, unless any of the following actions shall have been specifically invited or authorized in writing by the Company, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition or sale, directly or indirectly, of any securities or assets of the Company or any of its subsidiaries, whether by way of private, public or open market transactions; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the Commission's proxy rules), consents or other authorizations to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree that, during such period, (a) you will not request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence), and (b) the Company may instruct its transfer agent to deny the transfer of any shares of Company stock owned of record by you.

Mr. Tracy C. Freeny
August 31, 2001
Page 3


         It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

         It is further understood and agreed that money damages would not be sufficient remedy for any breach of this letter agreement by you and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement but shall be in addition to all other remedies at law or equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that you have breached this letter agreement, then you shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

         This letter agreement is for the benefit of the Company and its directors, officers, stockholders, affiliates and agents, and shall be governed by and construed in accordance with the laws of the State of Oklahoma. You also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Oklahoma and of the United States of America located in the State of Oklahoma for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by United States registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out this agreement or the transactions contemplated hereby, in the courts of the State of Oklahoma or the United States of America located in the State of Oklahoma and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any court has been brought in an inconvenient forum.

         Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement between you and the Company as set forth herein.



                                         Yours truly,

Accepted and agreed to as of             AMERIVISION COMMUNICATIONS, INC.
the date first written above:

                                         By:
/s/ TRACY C. FREENY                          /s/ KENNETH R. KOLEK, CHAIRMAN
-------------------------------             -----------------------------------
Tracy C. Freeny                             Kenneth R. Kolek, Chairman